INTERNATIONAL SHIPHOLDING CORPORATION REPORTS THIRD QUARTER 2014 RESULTS

Declares third quarter dividend of $0.25 per share on its Common Stock

Mobile, Alabama, November 5, 2014 – International Shipholding Corporation (NYSE: ISH) today announced financial results for the quarter ended September 30, 2014.

Third Quarter 2014 Highlights

•	Concluded negotiated early buy-out of the 2007 U.S. Flag PCTC previously on long-term lease
•	Declared a third quarter dividend of $0.25 per share of Common Stock payable on December 3, 2014 to shareholders of record as of November 17, 2014
•	Paid a $2.375 per share and $2.25 per share dividend on its Series A and Series B Preferred Stock, respectively, on October 30, 2014

Net Loss

The Company reported a net loss of $2.6 million for the three months ended September 30, 2014 compared to a net loss of $2.2 million for the third quarter ended September 30, 2013.

Mr. Niels M. Johnsen, Chairman and Chief Executive Officer, stated, “During a third quarter in which the shipping sector, particularly the international dry bulk market, was significantly impacted by a depressed rate environment, our strategic focus on medium to long-term contracts with high quality counterparties helped mitigate the impact from significant spot market volatility and enabled us to continue generating positive gross voyage profits.

“We maintain a consistent focus on making accretive acquisitions and actively managing our exposure to cyclical and secular trends across a range of niche maritime markets.  The stable, predictable cash flows from our fixed contracts enable us to adapt to changing market conditions and create value throughout the cycle. We are providing value to our shareholders in the form of a dividend, and, as a result, our Board of Directors has declared a $0.25 per share dividend for the third quarter of 2014, maintaining a target of $1.00 per share for the full year 2014.”

Gross Voyage Profit

The Company’s gross voyage profit for the three months ended September 30, 2014, representing the results of its six reporting segments, was $12.6 million, compared to $12.7 million in the comparable 2013 three month period.  The comparable results by operating segment are shown below.

Results by Operating Segments

Quarter ended September 30, 2014

(All Amounts in Millions)
	Jones Act	Pure Car Truck Carriers	Dry Bulk	Rail-Ferry	Specialty Contracts	Other	Total
Third Quarter, 2014
Gross Voyage Profit	$6.8	$2.6	$0.4	$1.4	$0.9	$0.5	$12.6

Depreciation	(2.0)	(1.7)	(1.6)	(0.5)	(0.5)	-	(6.3)
Gross Profit (After Depreciation)	$4.8	$0.9	$(1.2)	$0.9	$0.4	$0.5	$6.3

EBITDA	$11.6	$3.1	$0.5	$1.7	$1.7	$(4.3)	$14.3
Number of non-operating days	131	39	-	-	-	-	170
Number of operating days	513	605	1,932	184	1,348	-	4,582
Number of Vessels	7	7	21	2	16	-	53

Third Quarter, 2013
Gross Voyage Profit	$6.6	$3.1	$0.4	$1.9	$0.5	$0.2	$12.7

Depreciation	(1.4)	(2.2)	(1.6)	(0.4)	(0.5)	-	(6.1)
Gross Profit (Loss) (After Depreciation)	$5.2	$0.9	$(1.2)	$1.5	$(0.0)	$0.2	$6.6

EBITDA	$9.5	$3.2	$0.5	$2.1	$1.5	$(4.5)	$12.3
Number of non-operating days	149	6	-	-	-	-	155
Number of operating days	495	638	1,932	184	920	-	4,169
Number of Vessels	6	7	21	2	11	-	47

Variance
Gross Voyage Profit	$0.2	$(0.5)	$-	$(0.5)	$0.4	$0.3	$(0.1)
Depreciation	$(0.6)	$0.5	$-	$(0.1)	$-	$-	$(0.2)
Gross Profit (Loss)	$(0.4)	$0.0	$-	$(0.6)	$0.4	$0.3	$(0.3)

For a reconciliation of the gross voyage numbers presented above to GAAP figures, please see the attached Non-GAAP Reconciliation Statement.

The slight improvement in the gross voyage profit for the Jones Act segment was driven primarily by an increase in operating days on the Company’s United Ocean Services (“UOS”) fleet, driving revenues higher by approximately $1.1 million.  Gross voyage profit on the Pure Car Truck Carrier (“PCTC”) segment was lower due primarily to a drop in supplemental cargo volumes.  The slight deterioration in the gross voyage profit of the Company’s Dry Bulk segment was driven by the continuing depressed rate environment in the Handysize market which was partially offset by the results of our Capesize vessel on charter through the first quarter of 2016. The Rail Ferry segment reported lower results than in the comparable 2013 period, driven primarily by lower northbound cargo volumes.  The Specialty Contracts segment reported a higher gross voyage profit, reflecting the results of the chartered–in/chartered-out multi-purpose heavy lift vessel and the contributions from our 30% equity investment in the two chemical and two asphalt tankers. The Company’s Other segment experienced slightly higher chartering brokerage results.

Administrative and General

Administrative and general expenses in the third quarter of 2014 were $5.4 million, as compared to $5.0 million in the same period of 2013.  The increase resulted primarily from an increase in the Company’s medical insurance premium.

Interest and Other

Interest and other charges for the 2014 third quarter were $2.3 million, compared to $3.8 million for the three months ended September 30, 2013.  The 2013 period included $965,000 in non-recurring fees related to the 2013 U.S. Flag Senior Facility, as well as a $768,000 expense related to the unwinding of an interest rate swap.  Additionally, the 2013 period reported an exchange loss of $457,000 on the Company’s Yen debt facility, which is currently fully hedged under forward currency contracts purchased in late 2013.

Income Taxes

The Company had a $1.1 million tax provision in the 2014 third quarter, compared to an $18,000 tax provision in the comparable 2013 period.  The higher tax provision reflects higher taxable income from our Jones Act segment.

Balance Sheet

The Company’s working capital at September 30, 2014 was $10.6 million, a decrease of $300,000 from June 30, 2014.  The decrease is the product of operating cash flow and a $10 million draw from its available Line of Credit, which was largely offset by equity payment on the early buy-out of the 2007 U.S. Flag PCTC previously operating under a sale/leaseback financing agreement and dividend payments.  Cash and cash equivalents were approximately $21.0 million, with an available borrowing capacity under our Line of Credit of approximately $1.0 million.

Dividend Declarations

On October 6, 2014, the Company’s Board of Directors declared per-share quarterly dividend payments payable on October 30, 2014, of $2.375 and $2.25 on its Series A and Series B Preferred Stock, respectively.  Additionally, the Board of Directors declared a $0.25 dividend payable on December 3, 2014, for each share of common stock owned on the record date of November 17, 2014.  All future dividend declarations remain subject to the discretion and approval of International Shipholding Corporation’s Board of Directors.

Outlook

The Company’s 2014 EBITDA is expected to be in the range of $56 to $59 million.  This revised downward guidance from last quarter’s range is primarily the result of continued depressed Dry Bulk rates and the revised lower results from supplemental cargoes.  The Company also increases its projected 2014 cash outlay on capital expenditures, including drydock costs, to be in the range of $21-$23 million.  This upward adjustment is the result a decision to early drydock the Company’s Jones Act coal carrier, which was originally scheduled for the first quarter of 2015, in order to deploy the vessel interchangeably in the Company’s East Coast and Gulf Coast Jones Act contracts throughout 2015.

All 2014 outlook figures included in this release exclude the effects of special items, future changes in regulation, the impact of unforeseen litigation or unforeseen events or circumstances that reduce vessel deployment or rates, any changes in operating or capital plans, and any future acquisitions, divestitures, buybacks or other similar business transactions.  For purposes of this outlook section, EBITDA means earnings before interest, taxes, depreciation and amortization.  See

“Caution concerning forward-looking statements” below. Dividends are payable only if and when declared by our board of directors, which remains free to change or terminate our dividend practices at any time.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, November 6, 2014, at 10:00 AM ET.  To participate in the conference call, please dial (888) 471-3843 (domestic) or (719) 457-2645 (international).  Participants can reference the International Shipholding Corporation Third Quarter 2014 Earnings Call or passcode 5868125.  Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com.  Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through November 13, 2014 at (877) 870-5176 (domestic) or (858) 384-5517 (international). The passcode for the replay is 5868125.

About International Shipholding

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for historical and factual information, the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2014 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: our ability to maximize the usage of our vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts on favorable terms when they expire, to maximize our carriage of supplemental cargoes; and to improve the return on our dry bulk fleet if and when market conditions improve; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including changes in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending similar to the U.S. Congress’ recent “sequestration” cuts; terrorism, piracy, quarantines and trade restrictions; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance, accidents, equipment failures, adverse weather, natural disasters, piracy or other causes;

changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group

Bryan Degnan

(646) 673-9701

bdegnan@igbir.com

Leon Berman

(212) 477-8438

lberman@igbir.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082

Non-GAAP Reconciliation by Segment

Quarter ended September 30, 2014

(All Amounts in Millions)
	Jones Act	Pure Car Truck Carriers	Dry Bulk	Rail-Ferry	Specialty Contracts	Other	Total
Third Quarter, 2014
Gross Voyage Profit	$6.8	$2.6	$0.4	$1.4	$0.9	$0.5	$12.6
*Add Back: Amortization & Drydock	4.8	0.9	0.1	0.3	0.4	-	6.5
A&G	(2.8)	(1.2)	(0.2)	(0.6)	(0.4)	(0.2)	(5.4)
Other	2.8	0.8	0.2	0.6	0.9	(4.6)	0.7
EBITDA	$11.6	$3.1	$0.5	$1.7	$1.8	$(4.3)	$14.4
Depreciation	(2.0)	(1.7)	(1.6)	(0.5)	(0.5)	-	(6.3)
Amortization	(4.8)	(0.9)	(0.1)	(0.3)	(0.4)	-	(6.5)
Other	-	0.4	(0.5)	-	0.3	(0.9)	(0.7)
*Add Back: Unconsolidated Entities	-	-	0.4	0.1	(0.3)	-	0.2
Operating Income	$4.8	$0.9	$(1.3)	$1.0	$0.9	$(5.2)	$1.1

Third Quarter, 2013
Gross Voyage Profit	$6.6	$3.1	$0.4	$1.9	$0.5	$0.2	$12.7
*Add Back: Amortization & Drydock	2.7	0.5	-	0.3	0.5	-	4.0
A&G	(2.6)	(1.2)	(0.2)	(0.7)	(0.2)	(0.1)	(5.0)
Other	2.8	0.8	0.3	0.6	0.7	(4.6)	0.6
EBITDA	$9.5	$3.2	$0.5	$2.1	$1.5	$(4.5)	$12.3
Depreciation	(1.4)	(2.2)	(1.6)	(0.4)	(0.5)	-	(6.1)
Amortization	(2.7)	(0.5)	-	(0.3)	(0.5)	-	(4.0)
Other	(2.8)	(0.8)	(0.2)	(0.7)	(0.7)	4.6	(0.6)
*Add Back: Unconsolidated Entities	-	-	0.3	0.1	-	-	0.4
Operating Income	$2.6	$(0.3)	$(1.0)	$0.8	$(0.2)	$0.1	$2.0

* To remove the effect of including the results of the unconsolidated entities, drydock, and amortization in Gross Voyage Profit

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(All Amounts in Thousands Except Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues	$74,410	$77,938	$223,856	$233,959

Operating Expenses:
Voyage Expenses	60,600	63,311	184,499	191,262
Intangible Amortization	1,029	1,521	3,087	4,669
Vessel Depreciation	6,290	6,130	19,528	17,705
Other Depreciation	18	17	54	51
Administrative and General Expenses	5,398	4,994	16,209	16,597
Loss on Sale of Other Assets	1	6	1	6

Total Operating Expenses	73,336	75,979	223,378	230,290

Operating Income	1,074	1,959	478	3,669

Interest and Other:
Interest Expense	3,115	3,109	7,301	7,387
Derivative (Gain) Loss	(89)	768	(57)	486
Other Income from Vessel Financing	(456)	(522)	(1,417)	(1,616)
Investment Income	(278)	(9)	(302)	(91)
Foreign Exchange Loss (Gain)	30	457	123	(4,560)
	2,322	3,803	5,648	1,606

(Loss) Income Before Benefit for Income Taxes and Equity in Net Income of Unconsolidated Entities	(1,248)	(1,844)	(5,170)	2,063

Provision for Income Taxes:	1,141	18	912	68

Equity in Net Loss of Unconsolidated Entities (Net of Applicable Taxes)	(176)	(360)	(364)	(705)

Net (Loss) Income	$(2,565)	$(2,222)	$(6,446)	$1,290

Preferred Stock Dividends	1,305	1,076	3,916	1,920

Net (Loss) Income Available to Common Stockholders	$(3,870)	$(3,298)	$(10,362)	$(630)

Basic Earnings Per Common Share:	$(0.53)	$(0.46)	$(1.42)	$(0.09)

Diluted Earnings Per Common Share:	$(0.53)	$(0.46)	$(1.42)	$(0.09)

Weighted Average Shares of Common Stock Outstanding:
Basic	7,301,657	7,248,350	7,278,695	7,233,807
Diluted	7,301,657	7,248,350	7,278,695	7,233,807

Common Stock Dividends Per Share	$0.25	$0.25	$0.75	$0.75

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands)
(Unaudited)

	September 30,	December 31,
ASSETS	2014	2013

Cash and Cash Equivalents	$21,024	$20,010
Restricted Cash	1,387	8,499
Accounts Receivable, Net of Allowance for Doubtful Accounts	39,751	30,417
Prepaid Expenses	10,518	8,493
Deferred Tax Asset	633	3,084
Other Current Assets	1,038	1,029
Notes Receivable	3,204	3,987
Material and Supplies Inventory	11,243	11,322
Total Current Assets	88,798	86,841

Investment in Unconsolidated Entities	22,472	14,818

Vessels, Property, and Other Equipment, at Cost:
Vessels	630,090	582,416
Building	1,354	1,211
Land	623	623
Leasehold Improvements	26,348	26,348
Construction in Progress	4,867	2,673
Furniture and Equipment	12,272	11,727
	675,554	624,998
Less - Accumulated Depreciation	(196,302)	(175,106)
	479,252	449,892

Other Assets:
Deferred Charges, Net of Accumulated Amortization	25,984	29,309
Intangible Assets, Net of Accumulated Amortization	25,669	28,756
Due from Related Parties	2,083	1,974
Notes Receivable	25,256	27,659
Goodwill	2,735	2,735
Deferred Tax Asset	8,866	7,325
Other	4,940	7,383
	95,533	105,141

TOTAL ASSETS	$686,055	$656,692

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(All Amounts in Thousands Except Shares)

(Unaudited)

	September 30,	December 31,
	2014	2013
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt	$23,347	$19,213
Accounts Payable and Other Accrued Expenses	54,901	51,220
Total Current Liabilities	78,248	70,433

Long-Term Debt, Less Current Maturities	230,156	179,016

Other Long-Term Liabilities:
Incentive Obligation	8,872	5,397
Other	47,046	65,306

TOTAL LIABILITIES	364,322	320,152

Stockholders' Equity:
Preferred Stock, $1.00 Par Value, 9.50% Series A Cumulative Perpetual
Preferred Stock, 650,000 Shares Authorized, 250,000 Shares Issued and
Outstanding at September 30, 2014 and December 31, 2013, Respectively	250	250
Preferred Stock, $1.00 Par Value, 9.00% Series B Cumulative Perpetual
Preferred Stock, 350,000 Shares Authorized, 316,250 Shares Issued and
Outstanding at September 30, 2014 and December 31, 2013, Respectively	316	316
Common Stock, $1.00 Par Value, 20,000,000 Shares Authorized,
7,301,657 and 7,203,935 Shares Issued and Outstanding at
September 30, 2014 and December 31, 2013, Respectively	8,727	8,692
Additional Paid-In Capital	140,624	140,115
Retained Earnings	210,549	226,480
Treasury Stock, 1,388,078 Shares at September 30, 2014 and
1,388,066 shares at December 31, 2013	(25,403)	(25,403)
Accumulated Other Comprehensive Loss	(13,330)	(13,910)
TOTAL STOCKHOLDERS' EQUITY	321,733	336,540

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$686,055	$656,692

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All Amounts in Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013

Cash Flows from Operating Activities:
Net (Loss) Income	$(6,446)	$1,290
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided by
Operating Activities:
Depreciation	20,073	18,068
Amortization of Deferred Charges	14,615	7,525
Amortization of Intangible Assets	3,087	4,669
Deferred Tax	912	-
Non-Cash Share Based Compensation	1,185	1,023
Equity in Net Loss of Unconsolidated Entities	364	705
Loss on Sale of Assets	1	6
Loss (Gain) on Foreign Currency Exchange	123	(4,560)
Changes in:
Deferred Drydocking Charges	(7,037)	(14,445)
Accounts Receivable	(5,210)	3,415
Inventories and Other Current Assets	(2,703)	257
Other Assets	(961)	760
Accounts Payable and Accrued Liabilities	1,748	2,375
Other Long-Term Liabilities	(4,426)	4,561
Net Cash Provided by Operating Activities	15,325	25,649

Cash Flows from Investing Activities:
Principal payments received under Direct Financing Leases	-	558
Capital Improvements to Vessels and Other Assets	(64,710)	(27,963)
Investment in Unconsolidated Entities	(7,887)	(500)
Net Decrease (Increase) in Restricted Cash Account	9,112	(7,825)
Acquisition of United Ocean Services, LLC, net of cash acquired	-	(2,475)
Proceeds from Payments on Note Receivables	3,186	4,895
Net Cash Used In Investing Activities	(60,299)	(33,310)

Cash Flows from Financing Activities:
Issuance of Preferred Stock	-	53,336
Proceeds from Issuance of Debt	94,545	67,000
Repayment of Debt	(38,190)	(94,788)
Additions to Deferred Financing Charges	(987)	(2,005)
Dividends Paid	(9,380)	(6,526)
Net Cash Provided by Financing Activities	45,988	17,017

Net Increase in Cash and Cash Equivalents	1,014	9,356
Cash and Cash Equivalents at Beginning of Period	20,010	19,868

Cash and Cash Equivalents at End of Period	$21,024	$29,224
Supplemental Disclosure of non-cash investing activities
Additions to vessels, property, plant and equipment included in accounts payable and other accrued expenses	$1,434	$2,453